UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

Cloud Peak Energy Inc.

Cloud Peak Energy Resources LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34547 333-168639	26-3088162 26-4073917
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2013, Cloud Peak Energy Inc. and its wholly owned subsidiary Cloud Peak Energy Resources LLC (collectively, “Cloud Peak Energy”) announced that Mr. Nick Taylor, Senior Vice President, Technical Services, will be leaving Cloud Peak Energy effective August 16, 2013.  Mr. Taylor has served as Cloud Peak Energy’s Senior Vice President, Technical Services since October 2009 and previously served in various capacities with Cloud Peak Energy’s predecessor, Rio Tinto.  In connection with Mr. Taylor’s departure, he will receive benefits to which he is entitled under existing company benefit plans and agreements, which include payments based on his base salary and target annual bonus, a pro rata portion of any 2013 bonus actually earned, pro rata vesting of unvested options and restricted stock and potential pro rata vesting of performance units, depending on actual performance during the applicable performance periods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: April 26, 2013	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary

CLOUD PEAK ENERGY RESOURCES LLC

Date: April 26, 2013	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary